SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 2, 2010

VANITY EVENTS HOLDING, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2010, Stuart Yachnowitz resigned as a director of Vanity Events Holding, Inc. (the “Company”), effective immediately. There was no disagreement or dispute between Mr. Yachnowitz and the Company which led to his resignation.

On November 2, 2010, Jerry McDonough resigned as a director of the Company, effective immediately. There was no disagreement or dispute between Mr. McDonough and the Company which led to his resignation.

On November 2, 2010, Yoel Goldfeder resigned as a director of the Company, effective immediately. There was no disagreement or dispute between Mr. Goldfeder and the Company which led to his resignation.

On November 2, 2010, the Board of Directors of the Company authorized the issuance of 250,000 shares of the Company’s common stock to each of Mssrs. Yachnowitz, McDonough and Goldfeder as compensation for their services rendered as directors of the Company.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended.

On November 2, 2010, our Board of Directors appointed Shawn Knapp, Darrick Wika and John Carmichael as directors of the Company.  There is no understanding or arrangement between Mssrs. Knapp, Wika and Carmichael and any other person pursuant to which each of them was selected as an executive officer and director.  Neither Mr. Knapp, Mr. Wika nor Mr. Carmichael have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.    Neither Mr. Knapp, Mr. Wika nor Mr. Carmichael have entered into any material plan, contract or arrangement in connection with his respective appointment as a director.

Mr. Carmichael has been the sales and marketing representative for Shogun Energy Inc., a beverage company, since March 2010. From 1997 until March 2010, Mr. Carmichael was a sales and marketing representative for US Smokeless Tobacco Company, producer and marketer of moist, smokeless tobacco and an operating company of Altria Group, Inc.  Mr. Carmichael received a BS in Business Administration from the University of Sioux Falls in 1996.

Mr. Knapp has been the founder and CEO/Chairman of Shogun Energy, Inc. a beverage company since October 2009.  Mr. Knapp is the founder and President of Shawn’s Custom Homes, Inc., a construction company, since 1999.  Mr. Knapp is the VP of Ideal Properties, Inc., a real estate investment company in South Dakota.  From January 2003 to March of 2006, Mr. Knapp was the President and founder of Distinct Builders, Inc., a design company and manufacturer of ice shacks and commercial trailers for ice fishing in South Dakota.

Mr. Wika has been Vice President of marketing of Shogun Energy, Inc., a beverage company, since March 2010.  From September 1996 to present, Mr. Wika was the founder of Wika Investments, a real estate investment company in Brookings, SD, and is currently the CEO.  From August 2001 to May 2006, Mr. Wika was a financial advisor for American Express Financial Advisors in Brookings, SD.  In June 2006 and in March 2007, Mr. Wika founded Pintail Properties and Vine Street Properties, respectively.  Both are real estate holding companies. Mr. Wika is currently President and CEO of both companies.

Item 9.01                       Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: November 10, 2010	By:	/s/ Sam Wolf
Name: Sam Wolf
Title: Chief Executive Officer